EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 2, 1996 (except for Note 13 as to which the date is April 5, 1996), relating to the consolidated financial statements appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP
Chicago, Illinois
January 6, 1997



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